SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 30, 2004

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

ITEM 5.       Other Events.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on April 30, 2004 announcing the pricing of the public offering of $300,000,000 principal amount of its senior notes.  Attached hereto as Exhibit 99.2 is the Underwriting Agreement, dated as of April 29, 2004, by and among the Company and the parties listed therein relating to such offering.

ITEM 7.       Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated April 30, 2004 announcing the pricing of the public offering of $300,000,000 principal amount of its senior notes
99.2	Underwriting Agreement, dated as of April 29, 2004, by and among Arch Capital Group Ltd. and the parties listed therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: April 30, 2004	By:	/s/ John D. Vollaro
Name: John D. Vollaro
Title: Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated April 30, 2004 announcing the pricing of the public offering of $300,000,000 of its senior notes

99.2	Underwriting Agreement, dated as of April 29, 2004, by and among Arch Capital Group Ltd. and the parties listed therein